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                                                                  EXHIBIT 3.1(a)

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                 SMDI SUB, INC.
                                      INTO
                           STANFORD MICRODEVICES, INC.

                     ---------------------------------------

                     Pursuant to Section 253 of the General
                    Corporation Law of the State of Delaware

                     ---------------------------------------

     Stanford Microdevices, Inc. (the "Corporation"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST: The Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: The Corporation owns 100% of the outstanding shares of each class of capital stock of SMDI Sub, Inc., a Delaware corporation (the "Subsidiary").

     THIRD: The Board of Directors of the Corporation, by resolutions adopted at a meeting duly held on September 17, 2001, has authorized the merger of the Subsidiary with and into the Corporation (the "Merger"). A true copy of such resolutions is attached hereto as Exhibit A. Such resolutions have not been
                                  ---------
modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: The Corporation shall be the surviving corporation of the Merger (the "Surviving Corporation").

     FIFTH: At the effective time of the Merger the name of the Surviving Corporation shall be changed to Sirenza Microdevices, Inc.

     SIXTH: The Merger shall become effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

                  [Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, Stanford Microdevices, Inc. has caused this Certificate of
Merger to be executed in its corporate name as of this 18th day of September, 2001.

                                     STANFORD MICRODEVICES, INC.


                                     /s/  Thomas Scannell
                                     -------------------------------------------
                                     Thomas Scannell
                                     Vice President, Finance and Administration,
                                     Chief Financial Officer, Secretary
                                     and Assistant Treasurer

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                                    EXHIBIT A
                                    ---------

                             RESOLUTIONS ADOPTED BY

                             THE BOARD OF DIRECTORS

                                       OF

                           STANFORD MICRODEVICES, INC.

                               September 17, 2001

     RESOLVED, that the proper officers of Stanford Microdevices, Inc., a Delaware corporation (the "Corporation") be, and each of them hereby is, authorized and directed to cause the formation of SMDI Sub, Inc. (the "Subsidiary"), as a wholly owned subsidiary of the Corporation under and pursuant to the laws of the State of Delaware; that the Subsidiary shall be merged with and into the Corporation (the "Merger") and the Corporation shall be the surviving corporation (the "Surviving Corporation") of the Merger; that in connection with the Merger the Surviving Corporation shall change its name to Sirenza Microdevices, Inc.; that, from and after the effective time of the Merger, the certificate of incorporation of the Corporation shall be the certificate of incorporation of the Surviving Corporation, the bylaws of the Corporation shall be the bylaws of the Surviving Corporation, the officers and directors of the Corporation shall be the officers and directors of the Surviving Corporation, the outstanding common stock and other securities of the Corporation shall remain outstanding as the common stock and other securities of the Surviving Corporation and the outstanding common stock of the Subsidiary shall be cancelled; that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to prepare and execute a Certificate of Ownership and Merger and to cause such Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware pursuant to Sections 103 and 253 of the General Corporation Law of the State of Delaware; and that the merger shall be effective at the time stated in such Certificate of Ownership and Merger; and

     FURTHER RESOLVED, that, upon the effectiveness of the Merger, the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to prepare or cause to be prepared a form of a certificate to evidence shares of common stock of the Corporation, par value $0.001 per share ("Common Stock"), reflecting the change in corporate name resulting from the Merger; that such form of Common Stock certificate shall be adopted, to the same extent as if presented to and adopted by the Board of Directors hereof, provided that a copy thereof be affixed to these resolutions by the Secretary; that the proper officers of the Corporation be, and each of them individually hereby is, authorized, empowered and directed to execute such Common Stock certificates; that any and all signature on such Common Stock certificates may be facsimile signatures; and that in case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such Common Stock certificates shall have ceased to be such officer, transfer agent

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or registrar before the issuance thereof, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed to prepare, execute, deliver and file or cause to be prepared, executed, delivered and filed any and all documents and to take any and all actions with federal, state, local and foreign authorities and with The Nasdaq Stock Market, Inc., or such other entities as they or any of them may deem necessary or appropriate to effect the corporate name change and Merger contemplated by the foregoing resolutions and to carry out fully the purpose and intent of such resolutions; and

     FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take all actions necessary to adopt and approve the proposed name change of Stanford Microdevices, Inc. to Sirenza Microdevices, Inc.; and

     FURTHER RESOLVED, that all actions heretofore taken by any officer or director of the Corporation in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, adopted, ratified, confirmed and accepted in all respects.